As originally filed with the Securities and Exchange Commission on February 3, 2012

Third Amendment May 3, 2012

Registration No. 333-179321

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EPSILON CORP.

(Exact name of registrant as specified in its charter)

DELAWARE

(State or other jurisdiction of incorporation or organization)

7370

(Primary Standard Industrial Classification Code Number)

33-1222536

(I.R.S. Employer Identification Number)

7950 NW 53rd St., Suite 337

Miami, FL 33166

Phone: (786) 228-5772

Fax: (866) 480-9591

(Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

Delaware Intercorp, Inc., 113 Barksdale Professional Center, Newark, DE19711

Phone: (312) 266-9367

Fax: (312) 266-9940

(Name, address, including zip code, and telephone number,

including area code, of agent for service)

Copies to:

Law Offices of Jonathan D. Strum

5638 Utah Avenue NW

Washington DC 20015

Ph: (202) 362-9027

Fax: (202) 362-9037

Email: jdstrum@jdstrumlaw.com

As soon as practicable after the effective date of this registration statement

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting Company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting Company” in Rule 12b-2 of the Exchange Act. (Check one)

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit[1]	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee[2]
Common Stock, par value $0.0001 per share	1,000,000	$0.12	$120,000	$13.75

(1) The offering price has been arbitrarily determined by the Company and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

(2) Estimated solely for the purpose of calculating the registration fee based on Rule 457 (o).

The Registrant hereby amends this Registration Statement on such date as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

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EPSILON CORP.

UP TO 1,000,000 SHARES OF COMMON STOCK

Epsilon Corp. (“Epsilon”, “we”, “the Company”) is offering for sale a maximum of up to 1,000,000 shares of its common stock at a fixed price of $0.12 per share. There is no minimum number of shares that must be sold by us for the offering to close, and we will retain the proceeds from the sale of any of the offered shares that are sold. The offering is being conducted on a self-underwritten, best efforts basis, which means our President David Schwartz will be solely responsible for the sale of the shares. This prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they may sell. The Company may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. The intended methods of communication include, without limitations, telephone and personal contact. For more information, see the section of this prospectus entitled "Plan of Distribution." There is no minimum offering and the offering will conclude when all 1,000,000 shares of common stock have been sold, or 180 days after this registration statement becomes effective with the Securities and Exchange Commission. Epsilon may at its discretion extend the offering for an additional 90 days. All shares sold will be paid to the Company.

Prior to this registration, there has been no public trading market for the common stock of Epsilon and it is not presently traded on any market or securities exchange.

There is another company named Epsilon, which is a subsidiary of a publicly traded company called Alliance Data Systems Corporation (NYSE/ADS). ADS’s Epsilon is in essence a software company providing marketing services to companies. We do not believe that our Epsilon Corp we will be confused with that Epsilon.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Under the recently enacted JOBS Act of 2012 (April5, 2012) , the Company may be considered an “emerging growth” company (revenue under $1 Billion) and as such may elect to or opt out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act of 2012. The company has elected to opt out of the extended transition period. This election is irrevocable.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

The date of this prospectus is ___, 2012.

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Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus.  We have not authorized any other person to provide you with different information.  This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted.  The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

DEALER PROSPECTUS DELIVERY OBLIGATION

Until_________________, (90 days after the effective date of this prospectus) all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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SUMMARY INFORMATION

This summary provides an overview of selected information contained elsewhere in this prospectus. It does not contain all the information you should consider before making a decision to purchase the shares we are offering. You should very carefully and thoroughly read the more detailed information in this prospectus and review our financial statements contained herein.

Summary Information about Epsilon Corp.

Epsilon was incorporated in the State of Delaware as a for-profit Company on October 17, 2011 and established a fiscal year end of December 31. We are a development-stage Company that plans to enter into the social networking market with an innovative concept and website that will provide its clients with a method to introduce themselves to potential business partners and competitors.  On November 21, 2011 we reserved the domain name www.epcorp.org via WinnerServ Ltd. Social networking is becoming an increasingly popular method of meeting new customers, competitors and forming relationships.  A large number of social networking sites exist.  The Company intends to build a real world experience which will allow its website users to hold a social network meeting, discuss with others the benefits and costs associated with creating such a meeting with the objective of providing users information to help them decide which meeting concept to use.  The Company will generate revenue primarily through advertising and potentially through referral agreements with the organizers of the social meeting events.  The website will also offer a forum where users can discuss their experiences on various social networks and suggest improvements to meetings with potential clients and competitors.  Over time, we may accumulate a significant knowledge base of the services and features that users prefer in social networking meetings.  Should the financing be available and management determines it is in the best interests of the Company, we may further develop our own social network.  No timeline or specific business plan has been developed to enter the social network market but we expect to complete a pilot within the next two quarters.  We are currently in the process of soliciting partners such as gallery owners and event subcontractors to host the social network meetings and creating the design and development of our social network service. We have not yet signed any contracts, but have received positive feedback which makes us believe that once we have begun to implement the business plan finding willing partners will not be difficult.

The Company will compete with other social networks on the Internet today, but aims to create a niche market which does not compete simply for web traffic as such rather to create a social meeting network where business can meet their clients on a face to face basis.

Our mailing address is at 7950 NW 53rd St., Suite 337 Miami, FL 33166 and our business is currently conducted from the offices of our President at 127 Uziel St., Bait Va Gan, Jerusalem, Israel our telephone number is (786) 228-5772 and our fax number is (866) 480-9591. Our United States and registered statutory office is located at 113 Barksdale Professional Center, Newark, DE 19711.

On November 14, 2011, the Company issued 3,000,000 shares of common stock to the president and director of the Company at a price of $0.01 per share, for a $30,000 subscription receivable. Partial Payments of the subscription totaling $21,000 were received in December 2011. $9,000 of the subscription receivable was received on January 19, 2012. As of December 31, 2011, we had $20,979 of cash on hand in our corporate bank account. As of December 31, 2011, the Company has $4,500 of liabilities, represented by expenses accrued since its inception. In addition, the Company estimates incurring costs associated with this offering totaling approximately $21,500. As of the date of this prospectus, we have generated no revenues from our business operations. The following financial information summarizes the more complete historical financial information as indicated on the audited financial statements of the Company filed with this prospectus. Our cash and cash equivalents are kept in the United States.

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Summary of the Offering by the Company

Epsilon has 100,00,000 shares of common stock authorized of which 3,000,000 shares of common stock are issued and outstanding and is registering an additional 1,000,000 shares of common stock for offering to the public. The Company may endeavor to sell all 1,000,000 shares of common stock after this registration becomes effective. The price at which the Company offers these shares is fixed at $0.12 per share for the duration of the offering. Epsilon will receive all proceeds from the sale of the common stock.

Securities being offered by the Company, common stock, par value $0.0001	1,000,000 shares of common stock, par value $0.0001 (the “Common Stock”).

Offering price per share by the Company.	$0.12 per share of Common Stock.

Number of shares outstanding before the offering of common shares.	3,000,000 shares of Common Stock.

Number of shares outstanding after the offering of common shares.	4,000,000 shares of Common Stock will be issued and outstanding after this offering is completed.

Minimum number of shares to be sold in this offering	None.

Market for the common shares

There is no public market for the common shares. The price per share of Common Stock is $0.12.

Epsilon may not be able to meet the requirement for a public listing or quotation of its common stock. Further, even if Epsilon’s common stock is quoted or granted listing, a market for the common shares may not develop.

Use of proceeds	Epsilon will receive all proceeds from the sale of the common stock. If all 1,000,000 common shares being offered are sold, the total gross proceeds to the Company would be $120,000. The Company intends to use the proceeds from this offering: (i) to continue development and testing of its concept and website, estimated at $32,500 (ii) pay writers and data entry staff to populate the website with information and create a data base of providers of social networking services, estimated at $28,500, (iii) to pay post offering legal, accounting and expenses estimated at $11,000, (iv) to market its website and services, estimated at $42,000 and (v) to setup Internet web servers and website hosting, estimated at $2,500 (vi) and administrative expenses estimated to cost $3,500. The expenses of this offering, including the preparation of this prospectus and the filing of this registration statement, estimated at approximately $21,500 are being paid for by Epsilon from cash on hand.

Termination of the offering	The offering will conclude when all 1,000,000 shares of common stock have been sold, or 180 days after this registration statement becomes effective with the Securities and Exchange Commission. Epsilon may at its discretion extend the offering for an additional 90 days.

Terms of the offering	The Company’s President will sell the common stock upon effectiveness of this Registration Statement.

You should rely only upon the information contained in this prospectus. Epsilon has not authorized anyone to provide you with information different from that which is contained in this prospectus. The Company is offering to sell shares of common stock and seeking offers only in jurisdictions where offers and sales are permitted. The information contained in here is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of the common stock.

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Summary of Financial Information

The following summary financial information for the periods stated summarizes certain information from our financial statements included elsewhere in this prospectus. You should read this information in conjunction with Management's Plan of Operations, the financial statements and the related notes thereto included elsewhere in this prospectus.

Balance Sheet	As of December 31, 2011
Total Assets	$20,979
Total Liabilities	$4,525
Stockholder’s Equity	$16,454
Operating Data	October 17, 2011 (Date of Inception) to December 31, 2011
Revenue	none
Net Loss	$(4,546)
Net Loss Per Share	(0.00)

As shown in the financial statements accompanying this prospectus, Epsilon has had no revenues to date and has incurred only losses since its inception. The Company has had limited operations related to creating the website and building the social network and has been issued a “going concern” opinion from their accountants, based upon the Company’s reliance upon the sale of our common stock as the sole source of funds for our future operations.

RISK FACTORS

Please consider the following risk factors and other information in this prospectus relating to our business and prospects before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed and you may lose all or part of your investment.

The Company considers the following Risk Factors to be all the material risks to an investor regarding this offering. Epsilon should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount. Please consider the following risk factors before deciding to invest in our common stock.

Risks Related To Our Financial Condition

THERE IS SUBSTANTIAL DOUBT ABOUT EPSILON’S ABILITY TO CONTINUE AS A GOING CONCERN.

Our auditor’s report on our financial statements expresses an opinion that substantial doubt exists as to whether we can continue as an ongoing business. Since our officers may be unwilling or unable to loan or advance additional capital to Epsilon, we believe that if we do not raise additional capital within 12 months of the effective date of this registration statement, we may be required to suspend or cease the implementation of our business plans. You may be investing in a Company that will not have the funds necessary to continue to deploy its business strategies. Moreover, if the company is required to obtain debt financing the company, the terms for such debt is likely to be on onerous terms which will have a negative effect on the company ands thus any equity investors may lose all it investment. The cost of our capital could limit our viability, See “Audited Financial Statements - Auditors Report.”

As the Company has been issued an opinion by its auditors that substantial doubt exists as to whether the Company can continue as a going concern, it may be more difficult for the Company to attract investors.

WE ARE A DEVELOPMENT STAGE COMPANY. THE COMPANY ANTICIPATES OPERATING EXPENSES WILL INCREASE PRIOR TO EARNING REVENUE, AND WE MAY NEVER ACHIEVE PROFITABILITY.

The Company anticipates increases in its operating expenses to raise market awareness of its intended social network and leads for potential providers of network meeting services, such as event planners and advertising agents, without realizing any revenues from its website or initial leads. Within the next 12 months, these increases in expenses will be attributed to the cost of (i) administration and start-up costs, (ii) website development, (iii) advertising, (iv) legal and accounting fees at various stages of operation, (v) hiring subcontractors to populate the website with content and prepare marketing events.

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In funding the design and development of the website and initiating promotional networking meetings, the Company will incur significant financial losses in the foreseeable future. There is no history upon which to base any assumption as to the likelihood that the Company will prove successful. We cannot provide investors with any assurance that our website will attract users or clients for promotional network meetings. The website will have to be developed and populated with content and promotional networking meetings will have to take place before we can generate any significant operating revenue or ever achieve profitable operations. If we are unable to address these risks, there is a high probability that our business will fail, which will result in the loss of your entire investment.

FAILURE TO RAISE ADDITIONAL CAPITAL TO FUND FUTURE OPERATIONS COULD HARM OUR BUSINESS AND RESULTS OF OPERATIONS.

Our current operating funds are not adequate for corporate existence over the next twelve months. Our cash balance as of March 15, 2012 was $20,979. Epsilon Corp. will require additional financing in order to maintain its corporate existence and to implement its business plans and strategy.

We require significant capital over the next twelve months, to coordinate and conduct social networking meetings, develop and test our website and pay subcontractors to populate the website with information and reviews about social networking providers. We will also require a significant amount of capital to advertise our website to attract users. If we are not successful in earning revenues once we have established our website and commenced the provision of social networking meetings, we may require additional financing to sustain business operations. Currently, we do not have any arrangements for financing and can provide no assurance to investors that we will be able to obtain financing when required. No assurance can be given that Epsilon Corp. will obtain access to capital markets in the future or that financing, adequate to satisfy the cash requirements of implementing our business strategies, will be available on acceptable terms. The inability of the Company to gain access to capital markets or obtain acceptable financing could have an adverse effect upon the results of its operations and upon its financial conditions. . If we do raise equity financing in the capital markets or privately, shareholders participating in this round of financing could find their percentage ownership diluted.

BECAUSE OUR ASSETS CONSIST OF CASH AND WE HAVE NO REVENUE, WE MAYBE CONSIDERED A “SHELL COMPANY” AND WILL BE SUBJECT TO MORE STRINGENT REPORTING REQUIREMENTS EVEN AFTER WE CEASE TO BE A SHELL COMPANY.

Under the Securities and Exchange Commission ("SEC") Rule 405 of the Securities Act and Exchange Act Rule 12b-2 a shell company is defined as one that has no or nominal operations, and either (a) no or nominal assets; (b) assets consisting solely of cash and cash equivalents; or (c) assets consisting of any amount of cash and cash equivalents and nominal other assets. Our balance sheet reflects that we have no cash or any other tangible asset and, therefore, we may be defined as a shell company. The new rules prohibit shell companies from using a Form S-8 to register securities pursuant to employee compensation plans. However, the new rules do not prevent us from registering securities pursuant to S-1 registration statements. Additionally, the new rule regarding Form 8-K requires shell companies to provide more detailed disclosure upon completion of a transaction that causes it to cease being a shell company. If an acquisition is undertaken (of which we have no current intention of doing), we must file a current report on Form 8-K containing the information required pursuant to Regulation S-K within four business days following completion of the transaction together with financial information of the acquired entity. In order to assist the SEC in the identification of shell companies, we are also required to check a box on Form 10-Q and Form 10-K indicating that we are a shell company. To the extent that we are required to comply with additional disclosure because we are a shell company, we may be delayed in executing any mergers or acquiring other assets that would cause us to cease being a shell company. The SEC adopted a new Rule 144 effective February 15, 2008, which makes resales of restricted securities by shareholders of a shell company more difficult.

Risks Related To This Offering

BECAUSE OUR MANAGEMENT IS INEXPERIENCED IN CONDUCTING AN OFFERING OF THIS TYPE, THE SALE OF THE COMPANY'S SHARES COULD BE HARMED.

Our management does not have any prior experience selling stock through a prospectus. With no direct training or experience in this area, our management may not be fully aware of many of the specific requirements related to the offering. As a result, our management may lack certain fundamental knowledge regards the distribution of this prospectus, rules and regulations and shall have to seek guidance from other professionals. Consequently, our costs may be raised, mistakes can be made and the sale of the Company’s shares could be harmed due to management’s lack of experience.

AS THERE IS NO MINIMUM PURCHASE REQUIREMENT IN CONECTION WITH THIS OFFERING, WE MAY NOT RAISE ENOUGH CAPITAL TO FUND OUR OPERATIONS.

The Company is not required to sell any specific number or dollar amount of securities and will receive all proceeds from the sale of the common stock. If we are able to only sell a small portion (under 25% of the 1,000,000 shares – see “Use of Proceeds”) or no shares at all, we may not be able to start the implementation our business plan and it may not even be sufficient to defray the costs of this offering.

Limited proceeds received from the sale of shares will cause us to go out of business and will result in the complete loss of your investment.

THE OFFERING PRICE OF THE COMMON STOCK WAS ARBITRARILY DETERMINED BY US AND THEREFORE SHOULD NOT BE USED AS AN INDICATOR OF THE FURTURE MARKET PRICE OF THE SECURITIES. THEREFORE, THE OFFERING PRICE BEARS NO RELATIONSHIP TO OUR ACTUAL VALUE, AND MAY MAKE OUR SHARES DIFFICULT TO SELL

There is currently no traded public market for the Company’s common stock. There are no assurances that any public market will be established or maintained for the Company’s stock. As a result, the offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by the Company and do not bear any relationship to assets, earnings, book value or any other objective criteria of value. Additionally, as the Company was formed recently and has only a limited operating history and no earnings, the price of the offered shares is not based on its past earnings and no investment banker, appraiser or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares.

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INVESTING IN THE COMPANY IS A HIGHLY SPECULATIVE INVESTMENT AND COULD RESULT IN THE LOSS OF YOUR ENTIRE INVESTMENT.

A purchase of the offered shares is significantly speculative and involves significant risks. The offered shares should not be purchased by any person who cannot afford the loss of his or her entire purchase price. The business objectives of the Company are also speculative, and we may be unable to satisfy those objectives. The shareholders of the Company may be unable to realize a substantial return on their purchase of the offered shares, or any return whatsoever, and may lose their entire investment in the Company. For this reason, each prospective purchaser of the offered shares should read this prospectus and all of its exhibits carefully and consult with their attorney, business advisor and/or investment advisor.

STATE SECURITIES LAWS MAY LIMIT SECONDARY TRADING, WHICH MAY RESTRICT THE STATES IN WHICH YOU MAY SELL THE SHARES OFFERED IN THIS PROSPECTUS.

If you purchase shares of our common stock sold in this offering, you may not be able to resell the shares in any state unless and until the shares of our common stock are qualified for secondary trading under the applicable securities laws of such state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in such state. Thirty-three states have what is commonly referred to as a “manual exemption” for secondary trading of securities such as those to be resold by selling stockholders under this registration statement. In these states, so long as the issuer obtains and maintains a listing in Mergent, Inc. or Standard and Poor’s Corporate Manual, secondary trading of common stock can occur without any filing, review or approval by state regulatory authorities in these states. These states are: Alaska, Arizona, Arkansas, Colorado, Connecticut, District of Columbia, Florida, Hawaii, Idaho, Indiana, Iowa, Kansas, Maine, Maryland, Massachusetts, Michigan, Mississippi, Missouri, Nebraska, New Jersey, New Mexico, North Carolina, North Dakota, Ohio, Oklahoma, Oregon, Rhode Island, South Carolina, Texas, Utah, Washington, West Virginia, and Wyoming. Ten states provide for an exemption for non-issuer transactions in outstanding securities effected through a registered broker-dealer when the securities are subject to registration under Section 12 of the Securities Exchange Act of 1934 for at least 90 days (180 days in Alabama). These states are: Alabama, Colorado, District of Columbia, Illinois, Kansas, Missouri, New Jersey, New Mexico, Oklahoma, and Rhode Island.

We currently do not intend to register or qualify our stock in any state or seek coverage in one of the recognized securities manuals.  Because the shares of our common stock registered hereunder have not been registered for resale under the blue sky laws of any state, and we have no current plans to register or qualify our shares in any state, the holders of such shares and persons who desire to purchase such shares in any trading market that might develop in the future should be aware that there may be significant state blue sky restrictions upon the ability of investors to purchase and sell such shares. In this regard, each state's statutes and regulations must be reviewed before engaging in any securities sales activities in a state to determine what is permitted, or not permitted, in a particular state.

Upon the effectiveness of this registration statement, we will be subject to the reporting obligations of Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”). Under Section 15(d) of the Exchange Act, during the fiscal year in which our registration becomes effective we will have reporting requirements. If, however, we have less than 300 holders of record in subsequent years, we are not required to file periodic reports. Thus, if we do not register our securities under Section 12 of the Exchange Act, (by filing a Form 8-A) we may not have an ongoing periodic reporting obligation and we will not be subject to the Commission’s proxy, tender offer, and short swing insider trading rules for Section 12 registrants.

We do, however, intend to file a Form 8-A promptly after this registration statement becomes effective, thereby subjecting our stock registered hereunder to registration under Section 12 of the Securities Exchange Act of 1934. Furthermore, even in those states that do not require registration or qualification for the resale of registered securities, such states may require the filing of notices or place additional conditions on the availability of exemptions. Accordingly, since many states continue to restrict the resale of securities that have not been qualified for resale, investors should consider any potential secondary market for our securities to be a limited one.

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SINCE WE ARE A DEVELOPMENT STAGE COMPANY, WE DO NOT ANTICIPATE PAYING DIVIDENDS IN THE FORESEEABLE FUTURE.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

FINRA SALES PRACTICE REQUIREMENTS MAY LIMIT A STOCKHOLDER’S ABILITY TO BUY AND SHELL OUR SHARES

In addition to the “penny stock” rules described below, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may have the effect of reducing the level of trading activity in our common stock. As a result, fewer broker-dealers may be willing to make a market in our common stock, reducing a stockholder’s ability to resell shares of our common stock.

OUR COMMON SHARES WILL BE SUBJECT TO THE “PENNY STOCK” RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES WILL BE LIMITED, WHICH WILL MAKE TRAHNSACTION IN OUR STOCK CUMBERSOME, WHICH MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a “penny stock” for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person’s account for transactions in penny stocks; and

•	that the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person’s account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and

•	make a reasonable determination that the transactions in penny stocks are suitable for that person and that the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

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The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and

•	confirms that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common shares thus causing a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

THERE IS NO CURRENT TRADING MARKET FOR OUR SECURITIES AND IF A TRADING MARKET DOES NOT DEVELOP, PURCHASERS OF OUR SECURITIES MAY HAVE DIFFICULTY SELLING THEIR SHARES.

There is currently no established public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. We intend to have a market maker apply for admission to quotation of our securities on the FINRA Over the Counter Bulletin Board after the registration statement relating to this prospectus is declared effective by the SEC. We do not yet have a market maker who has agreed to file such an application. If for any reason our common stock is not quoted on the Over the Counter Bulletin Board or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so. No market makers have committed to becoming market makers for our common stock and none may do so.

There is no assurance that a market maker will file an application for quotation of our stock, or that, if filed, such an application will be accepted. Even if an application by a market maker for quotation of our common stock on the Over The Counter Bulletin Board is filed and accepted, a market for our common stock may not develop or be sustained.

IN THE EVENT THAT THE COMPANY’S SHARES ARE TRADED, THEY MAY TRADE UNDER $5.00 PER SHARE AND THUS WILL BE A PENNY STOCK. TRADING IN PENNY STOCKS HAS MANY RESTRICTIONS AND THESE RESTRICTIONS COULD SEVERELY AFFECT THE PRICE AND LIQUIDITY OF THE COMPANY’S SHARES.

In the event that our shares are traded, and our stock trades below $5.00 per share, our stock would be known as a “penny stock”, which is subject to various regulations involving disclosures to be given to you prior to the purchase of any penny stock. The U.S. Securities and Exchange Commission (the “SEC”) has adopted regulations which generally define a “penny stock” to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Depending on market fluctuations, our common stock could be considered to be a “penny stock”. A penny stock is subject to rules that impose additional sales practice requirements on broker/dealers who sell these securities to persons other than established customers and accredited investors. For transactions covered by these rules, the broker/dealer must make a special suitability determination for the purchase of these securities. In addition, he must receive the purchaser’s written consent to the transaction prior to the purchase. He must also provide certain written disclosures to the purchaser. Consequently, the “penny stock” rules may restrict the ability of broker/dealers to sell our securities, and may negatively affect the ability of holders of shares of our common stock to resell them. These disclosures require you to acknowledge that you understand the risks associated with buying penny stocks and that you can absorb the loss of your entire investment. Penny stocks are low priced securities that do not have a very high trading volume. Consequently, the price of the stock is often volatile and you may not be able to buy or sell the stock when you want to.

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THOUGH WE INTEND TO FILE ALL REQUIRED FORMS UNDER THE SECURITIES EXCHANGE ACT OF 1934, FAILING TO DO SO COULD RESULT IN THE LOSS OF OUR REGISTRATION AND THE LOSS OF YOUR INVESTMENT.

As indicated in a Risk Factor above, upon the effectiveness of this registration statement, we will be subject to the reporting obligations of Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”). Under Section 15(d) of the Exchange Act, during the fiscal year in which our registration becomes effective we will have reporting requirements. If, however, we have less than 300 holders of record in subsequent years, we are not required to file periodic reports.. Thus, if we do not register our securities under Section 12 of the Exchange Act, (by filing a Form 8-A) we may not have an ongoing periodic reporting obligation and we will not be subject to the Commission’s proxy, tender offer, and short swing insider trading rules for Section 12 registrants. If we fail to make such filings, your investment could be lost.

It is our intention, to file Form 8-A immediately upon approval of this Form S-1.  On the effective date of this Form S-1, we will be subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934 but will not have a class of securities registered under Section 12 of that Act an while we intend to file all required forms including Form 8-A immediately upon approval of this Form S-1, as of the date of the Form S-1 we have not filed Form 8-K.   As it is impossible to predict future conduct there is a serious risk that we may fail to meet all Securities and Exchange Commission requirements which could result in the loss of your investment.

SINCE OUR COMPANY’S SOLE DIRECTOR CURRENTLY OWNS 100% OF THE OUTSTANDING COMMON STOCK, INVESTORS MAY FIND THAT OUR DIRECTOR’S DECISIONS ARE CONTRARY TO THEIR INTERESTS.

The Company’s sole director owns 100% of the outstanding shares and will own over 75% after this offering is completed, assuming all the shares in the offering are sold. As a result, he may be able to elect all of our directors and control the direction of the Company. The Company’s director’s interests may differ from the interests of other stockholders. Factors that could cause his interests to differ from the interests of other stockholders include the impact of corporate transactions on the timing of business operations and his ability to continue to manage the business given the amount of time he is able to devote to the Company.

Exclusively, our directors will make all decisions regarding the management of the Company’s affairs. Purchasers of the offered shares may not participate in the management of the Company and, therefore, are dependent upon the management abilities of the Company’s directors. The only assurance that the shareholders of the Company, including purchasers of the offered shares, have that the Company’s directors will not abuse their discretion in executing the Company’s business affairs is their fiduciary obligation and business integrity. Such discretionary powers include, but are not limited to, decisions regarding all aspects of business operations, corporate transactions and financing. Accordingly, no person should purchase the offered shares unless that person is willing to entrust all aspects of management to the Company’s director, or his successor(s). Potential purchasers of the offered shares must carefully evaluate the personal experience and business performance of the Company’s management.

AS WE DO NOT HAVE AN ESCROW OR TRUST ACCOUNT FOR INVESTORS' SUBSCRIPTIONS, IF WE FILE FOR BANKRUPTCY PROTECTION OR ARE FORCED INTO BANKRUPTCY PROTECTION, INVESTORS WILL LOSE THEIR ENTIRE INVESTMENT.

Invested funds for this offering will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection, or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors.

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Risks Related to Investing in Our Company

BECAUSE OUR MANAGEMENT IS INEXPERIENCED IN OPERATING EPSILON'S BUSINESS, OUR BUSINESS PLAN MAY FAIL.

Our management does not have any specific training in running an Internet or social networking business. With no direct training or experience in this area, our management may not be fully aware of many of the specific requirements related to working within this industry. As a result, our management may lack certain skills that are advantageous in managing our company. Consequently, our operations, earnings, and ultimate financial success could suffer irreparable harm due to management’s lack of experience in this industry.

OUR SENIOR MANAGEMENT HAS NEVER MANAGED A PUBLIC COMPANY.

The individuals who now constitute our senior management have never had responsibility for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. There can be no assurance that our senior management will be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements. Further, this could impair our ability to comply with legal and regulatory requirements such as those imposed by the Sarbanes-Oxley Act of 2002. Our failure to do so could lead to the imposition of fines and penalties and further result in the deterioration of our business.

THE LOSS OF THE SERVICES OF OUR SOLE EXECUTIVE OFFICER AND SOLE DIRECTOR WOULD DISRUPT OUR OPERATIONS AND INTERFERE WITH OUR ABILITY TO COMPETE.

We depend upon the continued contributions of our executive officers and senior management. We only have no employees, our President, Secretary, Treasurer and Director, David Schwartz. He handles all of the responsibilities in the area of corporate administration, business development and research. We do not currently carry key person life insurance his life and the loss of his services could disrupt our operations and interfere with our ability to compete with others.

ALL OF OUR ASSETS AND OUR SOLE OFFICER AND DIRECTOR ARE OUTSIDE THE UNITED STATES, WITH THE RESULT THAT IT MAY BE DIFFICULT FOR INVESTORS TO ENFORCE WITHIN THE UNITED STATES ANY JUDGMENTS OBTAINED AGAINST US OR ANY OF OUR DIRECTORS OR OFFICERS.

Since our sole Officers and Director, David Schwartz resides in Israel, any attempt to enforce liabilities upon such individual under the U.S. securities and bankruptcy laws may be difficult.

In accordance with the Israeli Law on Enforcement of Foreign Judgments, 5718-1958, and subject to certain time limitations (the application to enforce the judgment must be made within five years of the date of judgment or such other period as might be agreed between Israel and the United States), an Israeli court may declare a foreign civil judgment enforceable if it finds that:

•	the judgment was rendered by a court which was, according to the laws of the State in which the court is located, competent to render the judgment;
•	the judgment may no longer be appealed;

•	the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and;
•	the judgment is executory in the State in which it was given.

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An Israeli court will not declare a foreign judgment enforceable if:

•	the judgment was obtained by fraud;
•	there is a finding of lack of due process;
•	the judgment was rendered by a court not competent to render it according to the laws of private international law in Israel;
•	the judgment is in conflict with another judgment that was given in the same matter between the same parties and that is still valid; or
•	the time the action was instituted in the foreign court, a suit in the same matter and between the same parties was pending before a court or tribunal in Israel.

In general, an obligation imposed by the judgment of a United States court is enforceable according to the rules relating to the enforceability of judgments in Israel, and a United States court is considered competent to render judgments according to the laws of private international law in Israel.

Furthermore, Israeli courts may not adjudicate a claim based on a violation of U.S. securities laws if the court determines that Israel is not the most appropriate forum in which to bring such a claim. Even if an Israeli court agrees to hear such a claim, it may determine that Israeli law, not U.S. law, is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proven as a fact, which can be a time-consuming and costly process.

Since our sole Officer and Director does not reside in the United States it may be difficult for courts in the United States to obtain jurisdiction over our foreign assets or persons, and, as a result, it may be difficult or impossible for you to enforce judgments rendered against us or Mr. Schwartz in the United States courts. Thus, investing in us may pose a greater risk because should any situation arise in the future in which you have a cause of action against Mr. Schwartz or us, you may face potential difficulties in bringing lawsuits or, if successful, in collecting judgments against Mr. Schwartz or us

WE MAY NOT BE ABLE TO FIND SUITABLE CONTENT WRITERS AND WEBSITE DEVELOPERS AT AN ACCEPTABLE COST.

We will contract website developers and writers to create the www.epcorp.org website. Due to the current demand for skilled technological developers, we run the risk of not being able to find suitable personnel and an acceptable price. We would also need to ensure that the candidates are adequately qualified to develop a website that is user friendly, free of errors and seamless in design. We will need to fill the website with comprehensive information and reviews about a large number of social networking websites. Without these developers and writers we have no way of completing the website, which is the most important aspect of our business development.

WE MAY NOT BE ABLE TO MARKET OUR SOCIAL NETWORKING MEETINGS OR WEBSITE SUCCESSFULLY.

The social networking market specifically and the provision of online content in general, is extremely competitive. There are currently numerous other social networking websites on the Internet who offer a similar service to that being offered by Epsilon. A clear marketing plan will have to be put into effect in order to establish a firm client base and to get our website and our proposed networking meetings known in the marketplace. If we fail to develop an efficient marking plan, and if we are unable to market our service and website successfully to the consumer, we will be unable to sustain business operations.

WE WILL NEED TO ATTRACT A LARGE NUMBER OF USERS IN ORDER TO ACHIEVE PROFITABILITY.

We expect to generate the majority of our revenues through user referral agreements.  Networking referral revenues are related, in large part, to the number of customers who will use our service. The number of users necessary to attract networking partners will be determined through discussions with the potential referral partners and their input as to whether we can obtain revenues from our networking meetings.  In order to achieve profitability, we will need to attract customers who are will to use our services and our ability to attract others to visit our website. After using our website and reviewing the information it provides, users may choose other networking providers and not return to our site.  In order to maximize revenue, we will need to consistently attract new users to our site. Failure to do so on a cost effective basis may harm our revenues.

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OUR COMPETITION, INCLUDING THE INTRODUCTION OF NEW PRODUCTS OR SERVICES BY OUR COMPETITORS, COULD HAVE AN EFFECT ON OUR SUSTAINABILITY.

We are unable to control the timing of announcements or introductions of new or enhanced services by our competitors. For example, many of our current and potential competitors have longer operating histories, may have significantly greater financial, technical, marketing and other resources and larger customer bases than us. Our competitors may develop services that are superior to, or have greater market acceptance than our services. As this industry is constantly changing, we would have to follow the trends of our competitors in order to stay current in the marketplace. Depending on the timing of the changes, we may not have the capital available to make the improvements, and may lose a customer base due to our lack of offerings. The loss of too many customers will result in a loss of revenues and could ultimately lead to the end of operations.

OUR NAME IS SIMILAR TO THOSE USED BY OTHER COMPANIES, INCLUDING ONE PUBLIC COMPANY WHICH HAS TRADEMARKED THE NAME “EPSILON” FOR ONE ITS SUBSIDIARIES.

Since our name is the same as that of a subsidiary of a public company, we may face a legal challenge to the use of the name. While we are not in the same line of business as that other company and are not likely to be confused with it – and because our initial target market is Israel , we could be faced with a legal challenge that could deplete our resources and could force us to change our name. Any legal challenge will result in costs and delays, thus jeopardizing any investment in the company.

IF WE DO NOT GENERATE ENOUGH REVENUE OR REFERRAL COMMISSIONS, THEN WE MAY FAIL TO ACHIEVE PROFITABILITY. CONSEQUENTLY, INVESTORS COULD LOSE THEIR ENTIRE INVESTMENT.

We have not yet begun the initial stages of selling referral services. Therefore, we lack the means to evaluate whether we will be able to meet our sales objectives. Based upon current plans, we expect to incur operating losses in future periods due to the expenses associated with developing and marketing our website. As detailed in the above risk factors, we will incur these loses before the Company generates advertising or referral commission revenues.

As of the date of this prospectus, we have not earned any revenue. Failure to generate revenue will cause us to go out of business and will result in the complete loss of your investment.

WE MAY FACE LIABILITY FOR INFORMATION DISPLAYED ON OR ACCESSIBLE VIA OUR WEBSITE, AND FOR OTHER CONTENT AND COMMERCE-RELATED ACTIVITIES, WHICH COULD REDUCE OUR NET WORTH AND WORKING CAPITAL AND INCREASE OUR OPERATING LOSSES.

We could face claims for errors, defamation, negligence or copyright or trademark infringement based on the nature and content of information displayed on or accessible via our website, which could adversely affect our financial condition. Even to the extent that claims made against us do not result in liability, we may incur substantial costs in investigating and defending such claims.

We may be subject to liability based on statements made and actions taken as a result of participation in restaurant reviews and listings by our registered users. Based on links we provide to third-party websites, we could also be subject to claims based upon online content we do not control that is accessible from our website.

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Our insurance, if any, may not cover all potential claims to which we are exposed or may not be adequate to indemnify us for all liabilities that may be exposed. Any imposition of liability that is not covered by insurance or is in excess of insurance coverage would reduce our net worth and working capital and increase our operating losses.

ANY INTELLECTUAL PROPERTY RIGHTS WE DEVELOP WILL BE VALUABLE AND ANY INABILITY TO PROTECT THEM COULD REDUCE THE VALUE OF OUR PRODUCTS, SERVICES AND BRAND.

Any trademarks, trade secrets, copyrights and other intellectual property rights that we develop will be important assets to us. There can be no assurance that the protections provided by these intellectual property rights will be adequate to prevent our competitors from misappropriating our technology or that our competitors will not independently develop technologies that are substantially equivalent or superior to our technology. There are events that are outside our control that could pose a threat to our intellectual property rights. Additionally, protecting our intellectual property rights is costly and time consuming. Any increase in the unauthorized use of our intellectual property could make it more expensive to do business and harm our operating results.

WE MAY BE SUBJECT TO INTELLECTUAL PROPERTY RIGHTS CLAIMS IN THE FUTURE, WHICH MAY BE COSTLY TO DEFEND, COULD REQUIRE THE PAYMENT OF DAMAGES AND COULD LIMIT OUR ABILITY TO USE CERTAIN TECHNOLOGIES IN THE FUTURE.

Companies in the Internet, technology and media industries own large numbers of patents, copyrights, trademarks and trade secrets and frequently enter into litigation based on allegations of infringement or other violations of intellectual property rights. As we face increasing competition, the possibility of intellectual property rights claims increases. Our technologies may not be able to withstand any third-party claims or rights against their use. Any intellectual property claims, with or without merit, could be time consuming, expensive to litigate or settle and could divert management resources and attention. An adverse determination also could prevent us from offering our products and services to others and may require that we procure substitute products or services for these members.

With respect to any intellectual property rights claim, we may have to pay damages or stop using technology found to be in violation of a third party’s rights. We may have to seek a license for the technology, which may not be available on reasonable terms and may significantly increase our operating expenses. The technology also may not be available for license to us at all. As a result, we may also be required to develop alternative non-infringing technology, which could require significant effort and expense. If we cannot license or develop technology for the infringing aspects of our business, we may be forced to limit our product and service offerings and may be unable to compete effectively. Any of these results could harm our brand and operating results.

OUR TECHNICAL SYSTEMS ARE VULNERABLE TO INTERRUPTION AND DAMAGE THAT MAY BE COSTLY AND TIME-CONSUMING TO RESOLVE AND MAY HARM OUR BUSINESS AND REPUTATION.

A disaster could interrupt our services for an indeterminate length of time and severely damage our business, prospects, financial condition and results of operations. Our systems and operations will be vulnerable to damage or interruption from fire, floods, network failure, hardware failure, software failure, power loss, telecommunication failures, break-ins, terrorism, war or sabotage, computer viruses, denial of service attacks, penetration of our network by unauthorized computer users and “hackers” and other similar events, and other unanticipated problems.

We may not have developed or implemented adequate protections or safeguards to overcome any of these events. We may also not have anticipated or addressed many of the potential events that could threaten or undermine our technology network. Any of these occurrences could cause material interruptions or delays in our business, result in the loss of data or render us unable to provide services to our consumers. In addition, if anyone can circumvent our security measures, he or she could destroy or misappropriate valuable information or disrupt our operations. Our insurance, if any, may not be adequate to compensate us for all the losses that may occur as a result of a catastrophic system failure or other loss, and our insurers may decline to do so for a variety of reasons.

If we fail to address these issues in a timely manner, we may lose the confidence of our online advertisers, and our revenue may decline and our business could suffer.

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WE WILL RELY ON AN OUTSIDE FIRM TO HOST OUR SERVERS, AND A FAILURE OF SERVICE BY THESE PROVIDERS COULD ADVERSELY AFFECT OUR BUSINESS AND REPUTATION.

We will rely upon a third party provider to host our main server. In the event that these providers experience any interruption in operations or cease operations for any reason or if we are unable to agree on satisfactory terms for continued hosting relationships, we would be forced to enter into a relationship with other service providers or assume hosting responsibilities ourselves. If we are forced to switch hosting facilities, we may not be successful in finding an alternative service provider on acceptable terms or in hosting the computer server ourselves. We may also be limited in our remedies against these providers in the event of a failure of service. A failure or limitation of service or available capacity by any of these third party providers could adversely affect our business and reputation.

Risks Related to Investing in Our Industry

TECHNOLOGICAL INNOVATIONS CHANGE VERY QUICKLY AND OUR WEBSITE MAY BECOME OBSOLETE IF WE ARE UNABLE TO UPDATE OUR WEBSITE TO KEEP UP WITH TECHNOLOGICAL INNOVATIONS.

New innovations may result in our website becoming obsolete very quickly. Developers, content writers and data entry staff would be needed to be on contract at all times to ensure that the website is kept up to date with the latest information, trends in the industry, and in the technology powering the website. This could be very costly and if upgrades are required more often than initially anticipated, we may not have the finances available to continue operations.

FORWARD-LOOKING STATEMENTS AND INFORMATION

This prospectus contains forward-looking statements, which relate to future events or our future financial performance.  In some cases, you can identify forward-looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts” or “potential” or the negative of these terms or other comparable terminology.  These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled “Risk Factors” beginning on page 8 that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.  Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.  The safe harbor for forward-looking statements provided in the Private Securities Litigation Reform Act of 1995 does not apply to the offering made in this prospectus.

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USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.12. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company.

	If 25% of Shares Sold	If 50% of Shares Sold	If 75% of Shares Sold	If 100% of Shares Sold
Gross proceeds	$30,000	$60,000	$90,000	$120,000

Legal & Accounting	10,000	10,000	10,000	10,000
Transfer Agent	1,000	1,000	1,000	1,000
Total	$11,000	$11,000	$11,000	$11,000
WEBSITE, SALES, MARKETING & ADVERTISING
Website Development and Testing	6,000	18,000	23,000	32,500
Webservers / Hosting	1,500	1,500	2,000	2,500
Marketing, Advertising and SEO	5,500	15,500	30,000	42,000
Total	$13,000	$35,000	$55,000	$77,000

ADMINISTRATION EXPENDITURES
Office, phone and Internet	1,000	1,500	3,000	3,500
Writers and Data Entry	5,000	12,500	21,000	28,500
Total	$6,000	$14,000	$24,000	$32,000

TOTALS	$30,000	$60,000	$90,000	$120,000

The above figures represent only estimated costs.

DILUTION

Purchasers of our securities in this offering will experience immediate and substantial dilution in the net tangible book value of their common stock from the initial public offering price. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of December 31, 2011. Dilution in net tangible book value per share represents the difference between the amount per share paid by purchasers of shares of our common stock in this offering and the net tangible book value per share of our common stock immediately following this offering. The following table represents the related Dilution assuming 100% of shares sold.

Shares Sold	1,000,000
Gross Proceeds less offering Expenses	$98,500
Historical Net Tangible Book Value	$16,454
Historical Net Tangible Book Value Per Share	$0.0055
Increase per share to existing Shareholders	$0.0233
Net Tangible Book Value Per Share After the Offering	$0.0287
Dilution Per Share to New Shareholders	$0.0913
Dilution Percentage to New Shareholders	76.05%

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New shareholders if all of the shares are sold

	PERCENTAGE OF SHARES SOLD
DILUTION TO NEW SHAREHOLDERS	25%	50%	75%	100%
Per share offering price	$0.012	$0.012	$0.012	$0.012
Net tangible book value per share before offering	$0.0055	$0.0055	$0.0055	$0.0055
Net tangible book value per share after offering	$0.0094	$0.0157	$0.0227	$0.0287
Decrease in investment to new shareholders	$0.1106	$0.1043	$0.0973	$0.0913
Dilution to new shareholders	92.18%	86.92%	81.12%	76.05%

DETERMINATION OF OFFERING PRICE

The offering price of the common stock has been arbitrarily determined and bears no relationship to any objective criterion of value. The price does not bear any relationship to our assets, book value, any historical earnings or net worth. In determining the offering price, management considered such factors as the prospects, if any, for similar companies, anticipated results of operations, present financial resources and the likelihood of acceptance of this offering. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares. We cannot assure you that a public market for our securities will develop or continue or that the securities will ever trade at a price higher than the offering price.

PLAN OF DISTRIBUTION

3,000,000 common shares are issued and outstanding as of the date of this prospectus. The Company is offering a maximum of 1,000,000 shares of its common stock on a “best efforts” basis at a fixed price of $0.12 per share any funds raised from this offering will be immediately available to us for our use. There will be no refunds. The offering will be for a period of 180 days from the date of this prospectus and may be extended for an additional 90 days if we choose to do so. There is no minimum number of shares that we have to sell in this offering. All money we receive from the offering will be immediately appropriated by us for the uses set forth in the Use of Proceeds section of this prospectus. No funds will be placed in an escrow account during the offering period and no money will be returned once the subscription has been accepted by us.

Only after the Securities and Exchange Commission declares our registration statement effective, do we intend to distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in our company and in a possible investment in the offering.

We intend to sell the shares in this offering through David Schwartz, our sole Director and our Chief Executive Officer.  Mr. Schwartz will not receive any compensation for offering or selling the stock.

Once the registration statement is effective, Mr. Schwartz will contact individuals and corporations with whom he has an existing or past pre-existing business or personal relationship and will attempt to sell them our stock. Upon being declared publicly reporting, we intend to explore other legal means of promoting the sale of shares of our common stock.

Description of Securities

General

Our authorized capital stock consists of 100,000,000 shares of common stock, with a par value of $0.0001 per share. As of March 19, 2012, there were 3,000,000 shares of our common stock issued and outstanding held by the one holder of record of our common stock.

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Voting Rights

Each share of common stock entitles the holder to one vote on all matters submitted to a vote of the stockholders including the election of directors. Except as otherwise required by law the holders of our common stock possess all voting power. Our bylaws allow for cumulative voting in the election of directors, however, it is not anticipated that cumulative voting will be invoked by the current sole director of the company – who will continue to control 75% of the shares of the company after the offering, if all the shares are sold. Because we do not expect that cumulative voting rights will be invoked by the current sole director who will control 75% of the shares of the company after the offering even if all the offered shares are sold, we expect that the current sole director will elect all of our directors as this offering.

Dividends

The holders of our common stock are entitled to receive the dividends as may be declared by our board of directors out of funds legally available for dividends. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. We do not anticipate that dividends will be paid in the foreseeable future.

As of the date of this prospectus, we have not paid any dividends to shareholders. The declaration of any future dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Miscellaneous Rights and Provisions

In the event of our liquidation or dissolution, whether voluntary or involuntary, each share of our common stock is entitled to share rateably in any assets available for distribution to holders of our common stock after satisfaction of all liabilities.

Our common stock is not convertible or redeemable and has no pre-emptive, subscription or conversion rights. There are no conversions, redemption, sinking fund or similar provisions regarding our common stock. Our common stock, after the fixed consideration thereof has been paid or performed, are not subject to assessment, and the holders of our common stock are not individually liable for the debts and liabilities of our company.

Stock Transfer Agent

We have not yet appointed a transfer agent.

Interest of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The validity of the shares of our common stock offered under this prospectus is being passed upon for us by Jonathan D. Strum who does not own any shares of our common stock.

The financial statements of our company included in this prospectus, for the period from October 17, 2011 (Inception) through December 31, 2011 have been audited by Weinberg & Baer LLC, certified public accountants, and are included in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

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INFORMATION WITH RESPECT TO THE REGISTRANT

DESCRIPTION OF BUSINESS

Business Development

We were incorporated in the state of Delaware on October 17, 2011 and our mailing address is 7950 NW 53rd St., Suite 337 Miami, FL 33166. Our principal business address 127 Uziel St., Bait Va Gan, Jerusalem, Israel. Our telephone number is ((786) 228-5772 and our fax number is (866) 480-9591. Our United States and registered statutory office is located at 113 Barksdale Professional Center, Newark, DE 19711, telephone number (312) 266-9367. We have established a fiscal year end of December 31. The objective of this corporation is to develop a social networking organization which seeks to connect individuals and new or small companies with potential service providers and partners. Social networking is becoming an increasingly popular method of meeting new customers, competitors and forming relationships.  A large number of social networking sites exist.  The Company intends to build a real world experience which will allow its website users to create a social network meeting, discuss with others the benefits and costs associated with creating such a meeting with the objective of providing users information to help them decide which meeting concept to use.  The Company will generate revenue primarily through sponsoring events (using lists obtained from clients), deal flow from these events, advertising and potentially through referral agreements with the organizers of the social meeting events.  The website will also offer a forum where users can discuss their experiences on various social networks and suggest improvements to meetings with potential clients and competitors.  Over time, we may accumulate a significant knowledge base of the services and features that users prefer in social networking meetings.  Should the financing be available and management determines it is in the best interests of the Company, we may further develop our own social network.  No timeline or specific business plan has been developed to enter the social network market but we expect to complete a pilot within the next two quarters.  We are currently in the process of soliciting partners such as gallery owners and event subcontractors to hosts the social network meetings and creating the design and development of our social network service. We have not yet signed any contracts, but have received positive feedback which makes us believe that once we have begun to implement the business plan finding willing partners will not be difficult.

We plan to enter into the market with sponsoring events for our customers, introducing them to potential partners and supplementing these events with a website that will connect both service provider and potential customers. The website itself will also include and allow users to review features stories, benefits, initially in Israel and thereafter in additional regions.

The Company has reserved the URL www.epcorp.org  Plans for the website include search feature allowing users to view lists of service providers sorted by any various categories including, but not limited to, emphasis on users of a specific age range, business, socio-economic situation etc.  We also intend to offer discussion forums where users of our website can exchange feedback, tips, social networking advice and ideas of how to get the most out of their social network. In order to be able to participate in our discussion forums, we intend to require users to register with us and provide, at a minimum, their business activity, age, gender postal or zip code and e-mail address.  We may also offer incentives, to encourage users to provide us with more detailed personal information like their income range, computer and mobile usage habits and preferences for various features of networking services.  We may offer users the option to opt into promotional e-mails which we would then be able to send on a targeted basis on behalf of advertisers in order to increase our revenue opportunities. We could make these available to a wide range of potential networking service providers, beyond our market.

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We intend to generate revenue primarily through sponsoring face to face events and through referral agreements.  Many websites offer referral commissions whereby if another website sends a user to the site and that user subsequently purchases a membership, a commission is paid to the referring website. Simultaneous with the development of our website, we intend to contact numerous social networking providers and set up referral agreements where possible along with the associated coding required on our end to facilitate tracking of any referred traffic. The referral agreements will have standard terms acceptable in the market for referral services.

Additionally, because our site will drive off line events at prime enticing locations such as galleries, vineyards and restaurants we will be paid from the revenue derived by the location. For example, if an event is held at a gallery we will receive a percentage of any sales from that evening at the gallery. Additionally, we will receive income from the vendors and our client.

The scope of the first version of our website will primarily be determined by the success of our initial social networking meetings and this offering.  Management expects to invest in ongoing development, maintenance and expansion of the Company’s website in order to remain competitive but initial revenues will be driven by the success of social networking meetings on a small scale.  The scope of the ongoing development of the website will be determined by the revenue generated and potentially by future financing opportunities. The Company has not yet implemented its business model and to date has generated no revenues.

Epsilon has no plans to change its business activities or to combine with another business and is not aware of any circumstances or events that might cause this plan to change.

Market Opportunity

As the market continues to grow, navigating the increasing number of potential social networking providers will present an increasingly daunting task to would-be customers.  This means a growing opportunity for Epsilon to consolidate and present useful information in a user-friendly, easily navigable format.

Management believes that as the social networking market becomes increasingly competitive, social networking providers will make use of more targeted advertising strategies, which could likely include advertising on websites like ours.  We might also develop a regular newsletter which we will send to users who register with our site informing them of the latest news from the social networking scene and any specials or discounts being offered by sites which we review. As our user base, expertise and knowledge of the industry grows, we may choose to expand our services by creating our own social networking provider business to allow our customers to conduct point to point meetings with their potential market.  While no formal plans, timeline or budget for such a project currently exist, management expects that such an endeavor would require additional financing.

Competitive Advantages

There are currently a large number of websites providing various combinations of information, reviews and lists of social networking websites.  As the market continues to saturate, both in terms of online networking and the websites that provide information about them and their services, management believes that competitive advantages for our site will include:

•	our networking platform will provide a face to face meeting environment

•	the number of potential social networking providers on which we provide information

•	our ability to keep that information current

•	ease of searching and comparing networking providers

•	the interactive nature of our site provided by discussion forums

•	the proactive sending of information to users who register with our website to encourage repeat visits to our site

•	our plans for aggressive marketing

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We continue to review and collect information on existing sites that provide information and reviews about social networking.  We have compiled a list of features that these networking providers offer and intend to present the market with a comprehensive and user friendly website that provides a more information, more current data, a larger set of features and a more user friendly interface than the majority of the existing sites.

We will differ from many social networking sites as we do not expect to provide information reviews and lists. Rather, our website will target of website user’s client lists – which will enable them to make better use of those lists. Meetings will be online and in person (at galleries and other enticing venues) to meet our users clients, target clients and competitors. The primary user of our site would be any business that wants to increase its visibility or meet its competitors outside of the normal course of business.

Marketing

The Company will compete with other social networks on the Internet today, but aims to create a niche market which does not compete simply for web traffic as such rather to create a social meeting network where business can meet their clients on a face to face basis. Our ability to generate advertising and referral revenue will be due in large part to our ability to get traffic to our website.  A key aspect of generating traffic is a website’s ranking in the major search engines, particularly Google.  Much of our initial marketing efforts will focus on getting our website ranked as highly as possible in the major search engines.  This will include various search engine optimization (SEO) techniques such as the use of meta tags throughout our website, internal linking to optimize the ability of search engines to ‘spider’ our website and soliciting back links, whereby other websites link to ours.

We may also engage the services of an SEO company to help build our ranking in the search engines.  Many such companies exist and offer various services to help a websites’ search engine ranking.  Specific allocation of marketing funds will occur based on the success of this offering.

Some search engines determine ranking in part by the amount of relevant content a website has in relation to the associated search term.  We intend to launch our site with reviews and information on a large number of social networking themes.  We intend to continue to increase the content on our site, both my information we input and by user reviews, feedback and related discussions in the forums we plan to offer.

Social Networking Meetings

A key way by which we intend to distinguish our services is the breadth and depth of our content and information about the providers of social networking and the various services offered by different providers. After we create the back end database infrastructure for our website, we intend to retain both data entry and editorial staff to populate our website with information and reviews about a large number of service providers.

We plan to retain data entry staff to enter the basic information about a large number of social networking providers, including, but not limited to, the URL of the website, any information available on the number of members, pricing / membership packages, any specific focus of the social networking providers and a list of features offered by the site and whether payment is required to use any of the features.  Most of this information is generally available for free.  We expect to be able to use comparatively less sophisticated and less expense data entry type staff for this.

We also intend to retain editorial staff to provide reviews and more in depth analysis of many of the sites, beginning with the larger and more popular ones.  We expect this information to include comparisons and discussions of the various strengths and weaknesses of various sites in terms of their user friendliness, strength in certain geographic regions etc.  We expect these content writers to be more expensive to retain than the data entry staff previously mentioned.  Depending on the success of this offering, we may choose to focus first on the data entry portion of the project in order to get basic information on a large number of website to provide the greatest breadth possible to our service and then focus on the more in depth analysis as funds permit.

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We may also augment our social networking related content to include other networking services such as corporate dining services, hosting services and networking events.

Intellectual Property

We intend, in due course, subject to legal advice, to apply for trademark protection and/or copyright protection in the applicable jurisdictions.

We intend to aggressively assert our rights trademark and copyright laws to protect our intellectual property, including product technology, product research and concepts and recognized trademarks. These rights are protected through the acquisition of trademark registrations, the maintenance of copyrights, and, where appropriate, litigation against those who are, in our opinion, infringing these rights.

While there can be no assurance that registered trademarks and copyrights will protect our proprietary information, we intend to assert our intellectual property rights against any infringer. Although any assertion of our rights can result in a substantial cost to, and diversion of effort by, our Company, management believes that the protection of our intellectual property rights is a key component of our operating strategy.

Regulatory Matters

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations. We are subject to the laws and regulations of those jurisdictions in which we plan to conduct our social networking meetings and sell advertising, which are generally applicable to business operations, such as business licensing requirements, income taxes and payroll taxes. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

Employees and Employment Agreements

As the date of this prospectus, Epsilon has no permanent staff other than its President, David Schwartz who is employed elsewhere and has the flexibility to work on Epsilon up to 15 hours per week. He is prepared to devote more time to our operations as may be required and as our finances permit.

Currently, we have not entered into an employment agreement with our President. The Company presently does not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, the Company may adopt plans in the future. Management does not plan to hire additional employees at this time. Depending on the success of this offering we plan to retain web development, data entry and editorial staff initially on a contract basis.  Our two officers and director will be responsible for the initial operations management. Once the Company launches its social networking meetings and website, it may hire a full time website operations manager and an event planner.

Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like “believe”, “expect”, “estimate”, “anticipate”, “intend”, “project” and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

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Activities to Date

We were incorporated under the laws of the State of Delaware on October 17, 2011. We are a development stage company. We currently have no employees. From our inception to date, we have not generated any revenues, and our operations have been limited to organizational and start-up activities.

We have conducted market research into the social networking market in the United States and in Israel, and the costs related to conducting face social networking meetings and developing a user friendly website for enabling clients to conduct face to face social networking meetings in each of these territories.  Our research covered:

•	The different types of social networking platforms currently available in the US and in the Israeli market;
•	The costs of using a event supervisor to coordinate our face to face networking services in Israel;
•	The networking costs charged by our competition ;
•	how to target clients and their potential customers for providing our services; and
•	The advertising methods of the dominant networking providers.

Plan of Operation

Over the 12 month period from the completion of our offering, if we have raised enough funds, we intend to commence social networking meetings in Israel and design, launch and market our website. Our initial focus will be on using Israel as our first primary market and will work from our principal business address at 127 Uziel St., Bait Va Gan, Jerusalem, Israel – which is owned by our President and which we use rent free.

Within 90 days of from the completion of our offering, the Company intends to initiate its first social network meeting and begin its hiring of website developers. Primarily Epsilon will develop a design outline specification list for features of the website and backend database.  We intend to post this on sites and solicit bids for the development of the website.  We intend to review the various bids we expect to receive and select a developer within 90 days of completing this offering.  If possible, we intend to have the back end database completed first, before the user interface or front end of the website so that we can begin the process of entering data about various Internet websites as soon as possible.

We do not know whether the website developer we ultimately select will also offer front end graphic design services or if we will choose to use the same firm to develop both aspects of the site.  These aspects require different types of expertise.  We may need to hire a separate graphics design firm to complete the look and feel of the website.

During the course of the website’s development we will also ensure optimization of the site for registration in the search engines.  We may also use the services of a third party organization to work with the developers and designers on this.

Based on our initial research, we expect development of the entire site to take between 4 – 6 months. During the development of the website, we will identify websites where we can post bids for and hire data entry and editorial staff to populate our website with content.  Assuming we will be able to do a certain amount of the data entry concurrent with the website development, we expect it will take between 6-8 months to launch a functioning version of our website.

We will spend the remainder of the 12 months focused on marketing our website and continuing to grow its content. We will register our website in a large number of search engines, potentially using a third party service for efficiency. We will also solicit link exchanges

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Between the 8 and 12 month period following this offering, we will also register for a Google AdSense account to begin generating advertising revenue. We will also register for available referral agreements with existing social networking providers that offer commissions for events directed to them.

If we are unable to complete any phase of our systems development or marketing efforts because we don’t have enough money, we will cease our development and or marketing operations until we raise money. Attempting to raise capital after failing in any phase of our workbook development plan would be difficult. As such, if we cannot secure additional proceeds we will have to cease operations and investors would lose their entire investment.

Results of Operations

We had no revenue from October 17, 2011 (inception) through December 31, 2011 we had no revenue, expenses from inception through December 31, 2011 were $4,546, resulting in a net loss of ($4,546).

Capital Resources and Liquidity

As of December 31, 2011, we had $20,979 of cash on hand in our corporate bank account.  Our bank account is located in the United States. Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. Due to the fact that we do not currently have any salaried employees, we believe that 25% of the amount of the offering will likely allow us to operate our business for at least one year by implementing a working website and commencing an advertising program.

Management believes that if subsequent private placements are successful, we will generate sales revenue within the following twelve months thereof. However, additional equity financing may not be available to us on acceptable terms or at all, and thus we could fail to satisfy our future cash requirements.

We are highly dependent upon the success of the public offering described herein. Therefore, the failure thereof would result in need to seek capital from other resources such as debt financing, which may not even be available to the Company. However, if such financing were available, because we are a development stage Company with no operations to date, it would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing. If the Company cannot raise additional proceeds via a private placement of its common stock or secure debt financing, it would be required to cease business operations. As a result, investors would lose all of their investment.

We do not anticipate researching any further products or services nor the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees.

As of the date of this registration statement, the current funds available to the Company will not be sufficient to continue maintaining a reporting status past 12 months. The Company’s officer and director David Schwartz has indicated that he may be willing to provide funds required to maintain the reporting status in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by the Company. However, there is no contract in place or written agreement securing this agreement. Management believes if the Company cannot maintain its reporting status with the SEC it will have to cease all efforts directed towards the Company. As such, any investment previously made would be lost in its entirety.

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Election under JOBS Act of 2012

The Company has chosen to opt out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the JOBS Act of 2012. This election is irrevocable.

Off-balance sheet arrangements

The Company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change on the Company’s financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term “off-balance sheet arrangement” generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the Company is a party, under which the Company has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

DESCRIPTION OF PROPERTY

Our mailing address is located at 7950 NW 53rd St., Suite 337 Miami, FL 33166. Our operational office is located At 127 Uziel St., Bait Va Gan, Jerusalem, Israel our telephone number is (786) 228-5772 and our fax number is (866) 480-9591. Our United States and registered statutory office is located at 113 Barksdale Professional Center, Newark, DE19711. We do not have a lease agreement for this property. These properties are owned by our Chief Executive Officer, David Schwartz, and he allows us to use the space to run the business without charge to the Company.

LEGAL PROCEEDINGS

We are not currently a party to any legal proceedings.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our Company, please review the registration statement, including exhibits, schedules and reports filed as a part thereof. Statements in this prospectus as to the contents of any contract or other document filed as an exhibit to the registration statement, set forth the material terms of such contract or other document but are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

You can request copies of these documents upon payment of a duplicating fee by writing to the SEC. You may call the SEC at 1-800-SEC-0330 for further information on the operation of its public reference rooms. Our filings, including the registration statement, will also be available to you on the Internet web site maintained by the SEC at http://www.sec.gov.

FINANCIAL STATEMENTS

Our fiscal year end is December 31. Our financial statements are stated in U.S. dollars and are prepared in conformity with generally accepted accounting principles of the United States.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Identification of Directors and Executive Officers

Our directors hold office until their successors are elected and qualified, or until their deaths, resignations or removals. Our officers hold office at the pleasure of our board of directors, or until their deaths, resignations or removals.

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Our directors and executive officers, their ages, positions held, and durations of such are as follows:

Name	Position Held with Our Company	Age	Date First Elected or Appointed
David Schwartz	President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, and Director	31	November 14 2011

Business Experience

The following is a brief account of the education and business experience of our directors and executive officers during at least the past five years, indicating their principal occupations and employment during the period, and the name and principal business of the organization in which such occupations or employment were carried on.

David Schwartz, President, Chief Executive Officer, Chief Financial Officer,  Secretary, Treasurer, and Director

Since 2010, Mr Schwartz has been  part time employee of Yad Sarah Organization, a not for profit organization located in Israel. Mr. Schwartz is responsible for coordinating events for doctors, nurses, and other professional health care service providers affiliated with Yad Sarah.  Yad Sarah has a wide network of volunteers aiding sick, disabled, elderly, isolated and housebound people.  From 2008-2010 Mr. Schwartz was the CEO of Sde Chemed Youth village, in Sde Chemed, Israel.  There, he was responsible for over 300 students (of high school age) and dozens of teachers and employees. .  From 2007-2008 he worked at Peer Li Ltd, in Jerusalem, Israel where he was responsible for overseeing a nationwide ban on locally grown fruits and vegetable for Shnat Shmita. From 2004-2007 Mr. Schwartz was an advisor to the Mayor of Jerusalem with a special role in the educational advisory team. Mr. Schwartz currently spends approximately 15 hours per week providing services to the Company, which represents approximately 30% of his working hours.

Conflicts of Interest

At the present time, the Company does not foresee any direct conflict between Mr. Schwartz’s other business interests and his involvement in Epsilon.

EXECUTIVE COMPENSATION

Epsilon has made no provisions for paying cash or non-cash compensation to its sole officer and director. No salaries are being paid at the present time, and none will be paid unless and until our operations generate sufficient cash flows.

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officers for all services rendered in all capacities to us for their appointment for the period ended December 31, 2011.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensa- tion ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensa- tion ($)	Total ($)
David Schwartz President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, and Director	2011	—	—	—	—	—	—	—	—

We have not paid any salaries to date. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and director other than as described herein.

Equity Awards

We have not awarded any shares of stock, options or other equity securities to our directors or executive officers since our inception. We have not adopted any equity incentive plan.  There were no grants of stock options since inception to the date of this Prospectus.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

The Board of Directors of Epsilon has not adopted a stock option plan. The Company has no plans to adopt it but may choose to do so in the future. If such a plan is adopted, this may be administered by the board or a committee appointed by the board (the “Committee”). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. Epsilon may develop an incentive based stock option plan for its officers and directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

DIRECTOR COMPENSATION

Our director is not compensated for their services. The board has not implemented a plan to award options to our director. There are no contractual arrangements with any member of the board of directors. We have no director's service contracts.

Name and Principal Position	Year	Fees Earned of Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensa- tion ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensa- tion ($)	Total ($)
David Schwartz President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer, and Director	2011	—	—	—	—	—	—	—

Employment Contracts

We have no employment contracts with any of our officers or directors.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans.

Compensation of Directors

We do not pay our directors any money and we have no plans to pay our directors any money in the future.

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Indemnification

Under Article XII of our Bylaws of the corporation, we shall indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding, if the officer or director agrees in writing to repay all sums expended in the event it is determined that the officer or director was not entitled to indemnification. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Delaware.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Delaware law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 16, 2012 certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock, by each of our directors and executive officers, and by our directors and executive officers as a group. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership		Percentage of Class(1)
David Schwartz 127 Uziel St., Bait Va Gan, Jerusalem, Israel	Common Stock	3,000,000	Direct	100%
Directors and Executive Officers (as a group)	Common Stock	3,000,000		100%

(1) Based on 3,000,000 shares of our common stock outstanding as of April 16, 2012.

Even if we are successful in selling all the shares of this offering, our officer and director will continue to own the majority of our common stock after the offering. Since he will continue to control the Company after the offering, investors may be unable to change the course of the operations. Thus, the shares we are offering may lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as disclosed below, there has been no transaction, since our inception on October 17, 2011, or currently proposed transaction, in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of our total assets at year end for the last completed fiscal year, and in which any of the following persons had or will have a direct or indirect material interest:

(i)	Any director or executive officer of our company;
(ii)	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;
(iii)	Any of our promoters and control persons; and
(iv)	Any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the foregoing persons.

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On November 14, 2011, the Company issued 3,000,000 shares of common stock to the president and director of the Company at a price of $0.01 per share, for a $30,000 subscription receivable. Partial Payments of the subscription totaling $21,000 were received in December 2011. $9,000 of the subscription receivable was received January 19, 2012. The shares were issued to our Director pursuant to Section 4(2) o the Securities Act of 1933 and/or Regulation S of the Securities Act of 1933 on the basis that the subscribers represented to us that he was not a “US Person” as such term is defined in Regulation S.

REPORTS TO STOCKHOLDERS

Upon the effective date of this Registration Statement on Form S-1; we will be considered a Section 15(d) filer rather than a fully reporting company. While we are a Section 15(d) filer and until we become a fully reporting company we are not subject to the Proxy Rules outlined in Section 14 of the Exchange Act and are therefore not required to file proxy statements with the Securities and Exchange Commission. We do intend to file a Registration Statement on Form 8-A with the Securities and Exchange Commission concurrently with, or immediately following, the effectiveness of this Registration Statement on Form S-1. The filing of the Registration Statement on Form 8-A will cause us to become a fully reporting company with the Securities and Exchange Commission under the Exchange Act. Our Securities and Exchange Commission filings will be available to the public over the internet at the Securities and Exchange Commission’s website at http://www.sec.gov.

We have filed a Registration Statement on Form S-1 under the Securities Act with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Securities and Exchange Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, Room 1580, 100 F Street NE, Washington D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a website at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Securities and Exchange Commission. Our Registration Statement and the referenced exhibits can also be found on this website.

No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by our company. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Delaware Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

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EPSILON CORP.

(A Development Stage Company)

FINANCIAL STATEMENTS

FOR THE PERIOD ENDED DECEMBER 31, 2011

EPSILON CORP.

(A DEVELOPMENT STAGE COMPANY)

INDEX TO FINANCIAL STATEMENTS

DECEMBER 31, 2011

F-1

REPORT OF REGISTERED INDEPENDENT AUDITORS

To the Board of Directors and Stockholders

of Epsilon Corp.:

We have audited the accompanying balance sheet of Epsilon Corp. (a Delaware corporation in the development stage) as of December 31, 2011 and the related statements of operations, stockholders’ equity, and cash flows for the period from inception (October 17, 2011) through December 31, 2011. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States of America). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Epsilon Corp. as of December 31, 2011 and the results of its operations and its cash flows from inception (October 17, 2011) through December 31, 2011 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company is in the development stage, and has not established any source of revenue to cover its operating costs. As such, it has incurred an operating loss since inception. Further, as of December 31, 2011, the cash resources of the Company were insufficient to meet its planned business objectives. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan regarding these matters is also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 7 to the financial statements, the financial statements have been restated for the correction of an error.

Respectfully submitted,

/s/ Weinberg & Baer LLC

Weinberg & Baer LLC

Baltimore, Maryland

January 25, 2012, except Note 7, as to which the date is April 16, 2012.

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EPSILON CORP.

(A DEVELOPMENT STAGE COMPANY)

BALANCE SHEET

AS OF DECEMBER 31, 2011

(As restated, see note 7)

ASSETS
As of
December 31,
2011

Current Assets:
Cash or cash equivalents	$20,979
Total current assets	20,979

Total Assets	$20,979

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Accounts payable and accrued expenses	$4,500
Due to shareholder	25
Total Current Liabilities	4,525

Commitments and Contingencies	-

Stockholders' Equity:
Common stock, par value $0.0001 per share, 100,000,000 shares authorized; 3,000,000 shares issued and outstanding	300
Additional paid-in capital	29,700
Stock subscriptions receivable	(9,000)
Earnings (Deficit) accumulated during development stage	(4,546)

Total stockholders' equity	16,454

Total Liabilities and Stockholders' Equity	$20,979

The accompanying notes to financial statements are

an integral part of these statements.

F-3

EPSILON CORP.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF OPERATIONS

CUMULATIVE FROM INCEPTION (OCTOBER 17, 2011)

THROUGH DECEMBER 31, 2011

(As restated, see note 7)

	October 17, 2011	Cumulative
	Through	From
	December 31, 2011	Inception

Revenues	$-	$-

Expenses:
General and administrative -
Professional fees	4,500	4,500
Other	46	46

Total general and administrative expenses	4,546	4,546
	-	-
(Loss) from Operations	(4,546)	(4,546)

Provision for income taxes	-	-

Net (Loss)	$(4,546)	$(4,546)

(Loss) Per Common Share:
(Loss) per common share - Basic and Diluted	$(0.00)

Weighted Average Number of Common Shares Outstanding - Basic and Diluted	1,776,316

The accompanying notes to financial statements are

an integral part of these statements.

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EPSILON CORP.

(A DEVELOPMENT STAGE COMPANY)

STATEMENT OF STOCKHOLDERS' EQUITY

FOR THE PERIOD FROM INCEPTION (OCTOBER 17, 2011)

THROUGH DECEMBER 31, 2011

(As restated, see note 7)

					(Deficit)
					Accumulated
			Additional	Stock	During the
	Common stock		Paid-in	Subscriptions	Development
Description	Shares	Amount	Capital	Receivable	Stage	Totals

Balance - at inception	-	$-	$-	$-	$-	$-

Common stock issued for cash ($0.01/share)	3,000,000	300	29,700	(9,000)	-	21,000

Net (loss) for the period	-	-	-	-	(4,546)	(4,546)

Balance -December 31, 2011	3,000,000	300	29,700	(9,000)	(4,546)	16,454

The accompanying notes to financial statements are

an integral part of these statements.

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EPSILON CORP.

(A DEVELOPMENT STAGE COMPANY)

STATEMENTS OF CASH FLOWS

CUMULATIVE FROM INCEPTION (OCTOBER 17, 2011)

THROUGH DECEMBER 31, 2011

(As restated, see note 7)

	October 17, 2011	Cumulative
	Through	From
	December 31, 2011	Inception

Operating Activities:
Net (loss)	$(4,546)	$(4,546)
Adjustments to reconcile net (loss) to net cash
provided by operating activities:
Accounts payable and accrued liabilities	4,500	4,500

Net Cash Used in Operating Activities	(46)	(46)

Investing Activities:
Cash provided by investing activities	-	-

Net Cash Provided by Investing Activities	-	-

Financing Activities:
Proceeds from shareholder loans	25	25
Proceeds from common stock	21,000	21,000

Net Cash Provided by Financing Activities	21,025	21,025

Net (Decrease) Increase in Cash	20,979	20,979

Cash - Beginning of Period	-	-

Cash - End of Period	$20,979	$20,979

Supplemental Disclosure of Cash Flow Information:
Cash paid during the period for:
Interest	$-	$-
Income taxes	$-	$-

The accompanying notes to financial statements are an integral part of these statements.

F-6

EPSILON CORP.

(A DEVELOPMENT STAGE COMPANY)

NOTES TO FINANCIAL STATEMENTS

1. Summary of Significant Accounting Policies

Basis of Presentation and Organization

Epsilon Corp. (the “Company”) is in the development stage, and has limited operations. The Company was incorporated under the laws of the State of Delaware on October 17, 2011. The business plan of the Company is to develop a social networking organization which seeks to connect individuals and new or small companies with potential service providers and partners. is to launch and maintain and on-line social network for start-ups in high-tech industry, where entrepreneurs and investors and industry experts meet. The accompanying financial statements of the Company were prepared from the accounts of the Company under the accrual basis of accounting.

Cash and Cash Equivalents

For purposes of reporting within the statement of cash flows, the Company considers all cash on hand, cash accounts not subject to withdrawal restrictions or penalties, and all highly liquid debt instruments purchased with a maturity of three months or less to be cash and cash equivalents. The Company’s cash and cash equivalents are located in a United States bank.

Revenue Recognition

The Company is in the development stage and has yet to realize revenues from operations. Once the Company has commenced operations, it will recognize revenues when delivery of goods or completion of services has occurred provided there is persuasive evidence of an agreement, acceptance has been approved by its customers, the fee is fixed or determinable based on the completion of stated terms and conditions, and collection of any related receivable is probable.

Loss per Common Share

Basic loss per share is computed by dividing the net loss attributable to the common stockholders by the weighted average number of shares of common stock outstanding during the period. Fully diluted loss per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. There were no dilutive financial instruments issued or outstanding for the period ended December 31, 2011.

Income Taxes

The Company accounts for income taxes pursuant to FASB ASC 740. Deferred tax assets and liabilities are determined based on temporary differences between the bases of certain assets and liabilities for income tax and financial reporting purposes. The deferred tax assets and liabilities are classified according to the financial statement classification of the assets and liabilities generating the differences.

The Company maintains a valuation allowance with respect to deferred tax assets. The Company establishes a valuation allowance based upon the potential likelihood of realizing the deferred tax asset and taking into consideration the Company’s financial position and results of operations for the current period. Future realization of the deferred tax benefit depends on the existence of sufficient taxable income within the carryforward period under the Federal tax laws.

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Changes in circumstances, such as the Company generating taxable income, could cause a change in judgment about the realizability of the related deferred tax asset. Any change in the valuation allowance will be included in income in the year of the change in estimate.

Fair Value of Financial Instruments

The Company estimates the fair value of financial instruments using the available market information and valuation methods. Considerable judgment is required in estimating fair value. Accordingly, the estimates of fair value may not be indicative of the amounts the Company could realize in a current market exchange. As of December 31, 2011 the carrying value of accounts payable-trade and accrued liabilities approximated fair value due to the short-term nature and maturity of these instruments.

Deferred Offering Costs

The Company defers as other assets the direct incremental costs of raising capital until such time as the offering is completed. At the time of the completion of the offering, the costs are charged against the capital raised. Should the offering be terminated, deferred offering costs are charged to operations during the period in which the offering is terminated.

Common Stock Registration Expenses

The Company considers incremental costs and expenses related to the registration of equity securities with the SEC, whether by contractual arrangement as of a certain date or by demand, to be unrelated to original issuance transactions. As such, subsequent registration costs and expenses are reflected in the accompanying financial statements as general and administrative expenses, and are expensed as incurred.

Lease Obligations

All non cancellable leases with an initial term greater than one year are categorized as either capital leases or operating leases. Assets recorded under capital leases are amortized according to the methods employed for property and equipment or over the term of the related lease, if shorter.

Estimates

The financial statements are prepared on the basis of accounting principles generally accepted in the United States. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of December 31, 2011 and cumulative expenses from inception. Actual results could differ from those estimates made by management.

Fiscal Year End

The Company has adopted a fiscal year end of December 31.

2. Development Stage Activities and Going Concern

The Company is currently in the development stage, and has limited operations. The business plan of the Company is to raise equity and to launch and maintain and on-line social network for start-ups in high-tech industry, where entrepreneurs and investors and industry experts meet.

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States, which contemplate continuation of the Company as a going concern. The Company has not established any source of revenues to cover its operating costs, and as such, has incurred an operating loss since inception. Further, as of December 31, 2011 the cash resources of the Company were insufficient to meet its current business plan. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

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3. Common Stock

On November 14, 2011, the Company issued 3,000,000 shares of common stock to the president and director of the Company at a price of $0.01 per share, for a $30,000 subscription receivable. Partial payments of the subscription totaling $21,000 were received in December 2011. $9,000 of the subscription receivable remains unpaid at December 31, 2011

The Company has commenced a capital formation activity by filing a Registration Statement on Form S-1 to the SEC to register and sell in a self-directed offering 1,000,000 shares of newly issued common stock at an offering price of $0.12 per share for proceeds of up to $120,000. As of December 31, 2011, the Company accrued $4,500 of audit deferred offering costs related to this capital formation activity.

4. Income Taxes (As restated, see note 7)

The provision (benefit) for income taxes for the period ended December 31, 2011 was as follows (assuming a 15% effective tax rate):

Current Tax Provision:
Federal-
Taxable income	$-

Total current tax provision	$-

Deferred Tax Provision:
Federal-
Loss carryforwards	$682
Change in valuation allowance	(682)

Total deferred tax provision	$-

The Company had deferred income tax assets as of December 31, 2011 as follows:

Loss carryforwards	$682
Less - Valuation allowance	(682)

Total net deferred tax assets	$-

The Company provided a valuation allowance equal to the deferred income tax assets for period ended December 31, 2011 because it is not presently known whether future taxable income will be sufficient to utilize the loss carryforwards.

As of December 31, 2011, the Company had approximately $4,546 in tax loss carryforwards that can be utilized future periods to reduce taxable income, and expire by the year 2031.

The Company did not identify any material uncertain tax positions.  The Company did not recognize any interest or penalties for unrecognized tax benefits.

The federal income tax returns of the Company are subject to examination by the IRS, generally for three years after they are filed.

F-9

5. Related Party Loans and Transactions

On November 14, 2011, the Company issued 3,000,000 shares of common stock to the president and director of the Company at a price of $0.01 per share, for a $30,000 subscription receivable. Partial payments of the subscription totaling $21,000 were received in December 2011. $9,000 of the subscription receivable remains unpaid at December 31, 2011

The Company's director provides rent-free office space to the Company.

6. Recent Accounting Pronouncements

In May 2011, the FASB issued ASU 2011-04, "Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and International Financial Reporting Standards ("IFRSs")." Under ASU 2011-04, the guidance amends certain accounting and disclosure requirements related to fair value measurements to ensure that fair value has the same meaning in U.S. GAAP and in IFRS and that their respective fair value measurement and disclosure requirements are the same. ASU 2011-04 is effective for public entities during interim and annual periods beginning after December 15, 2011. Early adoption is not permitted. The Company does not believe that the adoption of ASU 2011-04 will have a material impact on the Company's results of operation and financial condition.

In June 2011, the FASB issued ASU No. 2011-05, "Comprehensive Income (ASC Topic 220): Presentation of Comprehensive Income," ("ASU 2011-05") which amends current comprehensive income guidance. This accounting update eliminates the option to present the components of other comprehensive income as part of the statement of shareholders' equity. Instead, comprehensive income must be reported in either a single continuous statement of comprehensive income which contains two sections, net income and other comprehensive income, or in two separate but consecutive statements. ASU 2011-05 will be effective for public companies during the interim and annual periods beginning after Dec. 15, 2011 with early adoption permitted. The Company does not believe that the adoption of ASU 2011-05 will have a material impact on the Company's results of operation and financial condition.

There were various other updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries.  None of the updates are expected to a have a material impact on the Company's financial position, results of operations or cash flows.

7. Correction of an Error in Previously Issued Financial Statements

The Company has amended its December 31, 2011 financial statements. Originally, the Company incorrectly classified auditing costs of $4,500 as costs incurred to file its registration statement. Upon subsequent review, the auditing costs were reclassified to professional fees. These costs are expensed in the current period.

The above correction decreases deferred offering costs, total current assets, total assets and total stockholders’ equity by $4,500 as of December 31, 2011. The above correction increases general and administrative expenses, the net loss and the deficit accumulated during development stage by $4,500 as of December 31, 2011.

8. Subsequent Events

Subsequent events have been evaluated through January 25, 2012, which is the date these financial statements were available to be issued.

On November 14, 2011, the Company issued 3,000,000 shares of common stock to the president and director of the Company at a price of $0.01 per share, for a $30,000 subscription receivable. Partial payments of the subscription totaling $21,000 were received in December 2011. The remaining $9,000 payment was received on January 19, 2012.

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EPSILON CORP.
1,000,000 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is ____________, 2012

Part II - INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Independently of whether or not all shares are sold, the estimated expenses of the offering, all of which are to be paid by the Company, are as follows:

SEC Registration Fee	$2.00
Printing Expenses	$300.00
Accounting/Administrative Fees and Expenses	$5,000.00
Blue Sky Fees/Expenses	-
Legal Fees/Expenses	$5,000.00
Transfer Agent Fees	$1,200.00
Miscellaneous Expenses	10,000
Total	$21,502

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the offering listed above.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our officers and Directors are indemnified as provided by the Delaware General Corporate Law and our bylaws.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify Directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a Director, officer, employee or agent of our company. The Delaware General Corporation Law provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaw, agreement, vote of stockholders or disinterested Directors or otherwise. Article XII of our bylaws provides that we shall indemnify our Directors and officers, our employees and other agents, to the fullest extent permitted by the Delaware General Corporation Law and that we shall pay the expenses incurred in defending any proceeding in advance of its final disposition. However, the payment of expenses incurred by a Director or officer in advance of the final disposition of the proceeding will be made only upon the receipt of an undertaking by the Director or officer to repay all amounts advanced if it should be ultimately determined that the Director or officer is not entitled to be indemnified.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a Director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director, except for liability (i) for any breach of the Director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions, or (iv) for any transaction from which the Director derived an improper personal benefit. Our certificate of incorporation provides for such limitation of liability.

We do not currently maintain standard policies of insurance under which coverage is provided (a) to our Directors, officers, employees and other agents against loss arising from claims made by reason of breach of duty or other wrongful act, and (b) to us with respect to payments which may be made by us to such officers and Directors pursuant to the above indemnification provision or otherwise as a matter of law, although we may do so in the future.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our Directors, officers and control persons pursuant to the foregoing provisions or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy, and is, therefore, unenforceable..

II-1

RECENT SALES OF UNREGISTERED SECURITIES

Epsilon is authorized to issue up to 100,000,000 shares of common stock with a par value of $0.0001 per share. Company is not listed for trading on any securities exchange in the United States and there has been no active market in the United States or elsewhere for the common shares.

During the current year, the Company has sold the following securities which were not registered under the Securities Act of 1933, as amended:

December 31, 2011

On November 14, 2011, the Company issued 3,000,000 shares of common stock to the president and director of the Company at a price of $0.01 per share, for a $30,000 subscription receivable. Partial Payments of the subscription totaling $21,000 were received in December 2011. The remaining $9,000 payment was received on January 19, 2012.

We have spent a portion of the above proceeds to pay for costs associated with this prospectus and expect the balance of the proceeds to be mainly applied to further costs of this prospectus and administrative costs.

We shall report the use of proceeds on our first periodic report filed pursuant to sections 13(a) and 15(d) of the Exchange Act after the effective date of this Registration Statement and thereafter on each of our subsequent periodic reports through the disclosure of the application of all the offering proceeds.

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EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

Exhibit No.	Document Description

Exhibit Number	Description of Exhibits
*3.1	Articles of Incorporation
*3.3	Bylaws
*5.1	Opinion of Jonathan D. Strum, Esq.
23.1	Consent of Weinberg & Baer , Certified Public Accountants
*23.2	Opinion of Jonathan D. Strum, Esq. [incorporated by reference to Exhibit 5.1 herewith].

* Previously filed

UNDERTAKINGS

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any change to such information in the registration statement.

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2.  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.  For the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: the undersigned registrant undertakes that in a primary offering of the securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

5.    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by itself is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Jerusalem, Israel, on this 3rd day of May, 2012 .

EPSILON CORP.

By:	/s/ David Schwartz
David Schwartz
President and Director
Principal Executive Officer
Principal Financial Officer
Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ David Schwartz
David Schwartz President and Director Principal Executive Officer Principal Financial Officer Principal Accounting Officer

Date:  May 3, 2012

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